4Q'22 FINANCIAL RESULTS January 23, 2023 Exhibit 99.3

2 Cautionary Statement Regarding Forward-Looking Statements The following slides are part of a presentation by Synchrony Financial in connection with reporting quarterly financial results. No representation is made that the information in these slides is complete. For additional information, see the earnings release and financial supplement included as exhibits to our Current Report on Form 8-K filed today and available on our website (www.synchronyfinancial.com) and the SEC's website (www.sec.gov). All references to net earnings and net income are intended to have the same meaning. All comparisons are for the fourth quarter of 2022 compared to the fourth quarter of 2021, unless otherwise noted. This presentation contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may" or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward- looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated, including the future impacts of the novel coronavirus disease (“COVID-19”) outbreak and measures taken in response thereto for which future developments are highly uncertain and difficult to predict; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or sub-service our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third-parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other legislative and regulatory developments and the impact of the Consumer Financial Protection Bureau’s (the “CFPB”) regulation of our business; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this presentation and in our public filings, including under the heading “Risk Factors Relating to Our Business” and “Risk Factors Relating to Regulation” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed on February 10, 2022. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. Disclaimers

2022 Year in Review

GROW & WIN NEW PARTNERS

30+
NEW PARTNER DEALS

50+
PARTNER RENEWALS

DIVERSIFY PROGRAMS, PRODUCTS & MARKETS

PayPal

Cycle

460+ thousand
PARTNER LOCATIONS

DELIVER BEST-IN-CLASS CUSTOMER EXPERIENCES

+25%
NEW ACCOUNT VISITS
to Synchrony Marketplace

+80%
API TRANSACTIONS

~24 million
NEW ACCOUNT ORIGINATIONS

$180 billion
RECORD PURCHASE VOLUME

GENERATE STRONG FINANCIAL RESULTS

$3.0 billion
NET EARNINGS

3.1%
ROA

28.5%
ROTCE*

$3.8 billion
CAPITAL RETURNED

DRIVING VALUE FOR OUR STAKEHOLDERS

**Return on tangible common equity represents net earnings available to common stockholders as a percentage of average tangible common equity. Tangible common equity ("TCE") is a non-GAAP measure. For corresponding reconciliation of TCE to a GAAP financial measure, see Reconciliation of Non-GAAP Measures and Calculations of Regulatory Measures.*

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4 -% 2% 4% 6% 8% 10% 12% 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 ~2.5+% ROA ~28+% ROTCE (a) Risk-adjusted return (“RAR”) defined as Net Interest Income minus RSA and NCOs, divided by average loan receivables. RSA / Purchase Volume(c) Prime & Super Prime/EOP(b)(c) 74% 72% 78%72% 72% 74%63% 74% 1.09% 1.83% 2.53% 2.41% 2.23% 2.58% 2.73% 2.40% RAR(a) RSA/ALR (c) NCOs/ALR (c) LONG-TERM TARGETS: GFC CARD Act Took Effect Credit Normalization COVID-19 Pandemic Delivering Consistent Returns over Time

5 $1.26 DILUTED EPS compared to $1.48 15.58% NET INTEREST MARGIN compared to 15.77% 12.8% CET1 liquid assets of $14.2 billion, 13.6% of total assets SUMMARY FINANCIAL METRICS CAPITAL 4Q'22 Financial Highlights $92.5 billion LOAN RECEIVABLES compared to $80.7 billion $71.7 billion DEPOSITS 84% of current funding 3.48% NET CHARGE-OFFS compared to 2.37% 68.4 million AVERAGE ACTIVE ACCOUNTS compared to 69.4 million $803 million CAPITAL RETURNED $700 million share repurchases 37.2% EFFICIENCY RATIO compared to 41.1%

6 Dual Card / Co-Brand(b) BUSINESS EXPANSION CONSUMER PERFORMANCE (13)% 3% New Accounts Purchase Volume per Account Average Balance per Account (c) 10% (d) (e) GROWTH METRICS 2% 15% (1)% Purchase Volume Average active accounts 15% Loan receivables $80.5 $92.4Core(a) in millions $17.4 Dual Card / Co-Brand(b) $16.0 21%$19.3 $ billions $22.3 $ billions (a) All metrics shown above on a Core basis are non-GAAP measures and exclude from both prior year and current year amounts related to portfolios that were sold in 2Q’22. See non- GAAP reconciliation in the appendix. 4Q'22 Business Highlights 11% 8% Core(a) $43.0 $47.9 Core(a) 63.4 68.3 6.46.6Core(a) (3)% 28%

Financial Results

Summary earnings statement

$ in millions, except per share statistics	4Q'22	4Q'21	B/(W) $	B/(W) %
Total interest income	$4,708	$4,053	$655	16 %
Total interest expense	602	223	(379)	(170) %
Net interest income (NII)	**4,106**	**3,830**	**276**	**7 %**
Retailer share arrangements (RSA)	(1,043)	(1,267)	224	18 %
Provision for credit losses	1,201	561	(640)	(114) %
Other income	30	167	(137)	(82) %
Other expense	1,151	1,122	(29)	(3) %
Pre-tax earnings	**741**	**1,047**	**(306)**	**(29) %**
Provision for income taxes	164	234	70	30 %
Net earnings	**577**	**813**	**(236)**	**(29) %**
Preferred dividends	10	10	—	— %
Net earnings available to common stockholders	**$567**	**$803**	**$(236)**	**(29) %**
Diluted earnings per share	**$1.26**	**$1.48**	**$(0.22)**	**(15) %**

4Q'22 Highlights

$577 million Net earnings, $1.26 diluted EPS

- **Net interest income up 7%**
  - Interest and fees on loans up 13% driven primarily by growth in average loan receivables, partially offset by the impact of portfolios sold during 2Q'22
  - Interest expense increase attributed to higher benchmark rates and higher funding liabilities
- **Retailer share arrangements decreased (18)%**
  - Decrease driven by the impact of portfolios sold during 2Q'22 and higher net charge-offs, partially offset by higher net interest income
- **Provision for credit losses up 114%**
  - Higher provision driven by higher reserve build in 4Q'22 and higher net charge-offs
- **Other income down (82)%**
  - Lower other income driven primarily by prior year gain on a venture investment and higher loyalty costs
- **Total Other expense up 3%**
  - Increase primarily driven by higher employee costs, technology investments and higher transaction volume, partially offset by prior year asset impairments and lower marketing costs

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8 4Q'22 Platform Results Home & Auto Digital Diversified & Value Health & Wellness Lifestyle 12% 16% 19% 9%17% 4Q'21 4Q'22 V% $10.9 $11.9 9% 17.7 18.5 5% $1,126 $1,264 12% 4Q'21 4Q'22 V% $13.5 $14.8 10% 18.4 20.1 9% $1,025 $1,322 29% 4Q'21 4Q'22 V% $14.2 $16.3 15% 18.8 20.4 8% $817 $1,023 25% 4Q'21 4Q'22 V% $3.1 $3.5 15% 5.9 6.7 13% $603 $744 23% 4Q'21 4Q'22 V% $1.5 $1.5 2% 2.5 2.6 1% $194 $221 14% Loan receivables $ in billions (a) Purchase Volume Accounts Interest & Fees on Loans

Net Interest Income

Net Interest Income

$ in millions
% of average interest-earning assets



7%
$3,830
15.77%
4Q'21
$4,106
15.58%
4Q'22

Payment Rate Trends[a]

(both periods exclude portfolios sold in 2Q'22)



17.6%
17.0%
Oct
17.2%
16.7%
Nov
18.3%
17.2%
Dec
4Q'21
4Q'22

4Q'22 Highlights

- **Net interest income increased 7%**
  - Interest and fees on loans up 13% driven by growth in average loan receivables, partially offset by impacts of portfolios sold during 2Q'22
  - Interest expense increase attributed to higher benchmark rates and higher funding liabilities
- **Net interest margin (NIM) decreased 19 bps**
  - Interest-bearing liabilities cost: (136) bps
    - Total cost increased 168 bps to 2.86%
  - Loan receivables yield: 79 bps
    - Loan receivables yield of 20.53%, up 92 bps
  - Liquidity portfolio yield: 44 bps
  - Mix of Interest-earnings assets: (6) bps
    - Loan receivable mix as a percent of total Earning Assets decreased from 84.9% to 84.6%
- **4Q'22 payment rate ~75 bps lower than prior year, and ~160 bps higher than 5-year historical average**

NIM Walk

4Q'21 NIM	**15.77%**
Interest-bearing liabilities cost	(1.36)%
Loan receivables yield	0.79%
Liquidity portfolio yield	0.44%
Mix of Interest-earning assets	(0.06)%
4Q'22 NIM	**15.58%**

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10 Asset Quality Metrics Allowance for credit losses $ in millions, % of period-end loan receivables Net charge-offs $ in millions, % of average loan receivables including held for sale 30+ days past due $ in millions, % of period-end loan receivables 90+ days past due $ in millions, % of period-end loan receivables

11 B/(W) 4Q'21 4Q'22 V$ V% Employee costs $409 $459 $(50) (12)% Professional fees $207 $233 $(26) (13)% Marketing/BD $167 $121 $46 28% Information processing $143 $165 $(22) (15)% Other $196 $173 $23 12% Other expense $1,122 $1,151 $(29) (3)% Efficiency(a) 41.1% 37.2% (3.9) pts. Other Expense Other expense $ in millions 4Q'22 Highlights3% • Total other expense up 3% – Increase primarily driven by higher employee costs, technology investments and higher transaction volume, partially offset by $75 million of asset impairments and certain incremental marketing investments recognized in 4Q’21 – 4Q’22 Total other expense includes $12 million of remaining reinvestment of 2Q Gain on Sale proceeds – Employee cost increase includes certain additional compensation items of $21 million, higher stock- based compensation and higher headcount driven by growth and in-sourcing – Increased technology investments and transaction volume driving higher Professional fees and Information processing expenses • Efficiency ratio 37.2% vs. 41.1% prior year – Decrease in ratio driven by higher revenue partially offset by higher expenses

12 Tier 1 Capital + Credit Loss Reserve Ratio* Capital ratios Funding, Capital and Liquidity Funding sources $ in billions V$ $0.8 $(1.1) $9.4 V% Liquidity $ in billions CET1 Capital Ratio Tier 1 Capital Ratio Total Capital Ratio * The “Tier 1 Capital + Credit Loss Reserve Ratio” is the sum of our “Tier 1 Capital” and “Allowance for Credit Losses,” divided by our “Total Risk-Weighted Assets”. Tier 1 Capital and Risk-Weighted Assets are adjusted to reflect the fully phased-in impact of CECL. These adjusted metrics are non-GAAP measures, see non-GAAP reconciliation in appendix. Unsecured Securitization Deposits Deposits 81% 84% 3 pts. Securitization 10% 7% (3) pts. Unsecured 9% 9% 0 pts. Liquid assets $13.0 $14.2 Undrawn credit facilities $ 2.7 $ 3.0 Total liquidity $15.7 $17.2 % of Total assets 16.4% 16.4% (a) (b)

2023 Outlook

Key Driver	Full Year Framework	FY 2023
Loan Receivables Growth	• Driven by continued Purchase Volume growth across all sales platforms • Payment rate moderation expected to continue, remaining above pre-pandemic levels during 2023	8 – 10%

Net Interest Margin	• Follow normal seasonal trends adjusted for the following items:
	  • increase in Interest-bearing liabilities cost driven by higher benchmark rates and higher retail deposit betas from competition and growth requirements
	  • higher Interest & Fee yield partially offset by higher reversals
	  • increase in Liquidity portfolio yield from higher benchmark rates
	  • fluctuation of ALR as a % of AEA driven by timing of growth and funding
	  • the impact of portfolios sold during 2Q'22
		15.00 – 15.25%

Net Charge-Offs	• Returning to pre-pandemic seasonal trends with continued credit normalization where delinquencies reach pre-pandemic levels in mid-2023 • Net Charge-Offs not expected to reach pre-pandemic levels on an annual basis until 2024 unless significant changes in macroeconomic environment develop	4.75 – 5.00%
RSA / Average Loan Receivables	• Moderation reflects the impact of continued credit normalization, and lower Net Interest Margin, partially offset by higher Purchase Volume • Impact of portfolios sold during 2Q'22	4.00% – 4.25%
Operating Expenses	• Manage expenses to deliver positive operating leverage (expense growth lower than NII growth) for the full year	~$1,125MM per quarter

(comments and trends in comparison to 2022, except where noted)

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14 Footnotes All amounts and metrics included in this presentation are as of, or for the three months ended, December 31, 2022, unless otherwise stated. References in this presentation to “HFS” are to Loan receivables held for sale Delivering Resilient Returns through Cycles (b) Classification of Prime & Super Prime refers to VantageScore credit scores of 651 or higher for 2019-2022, and FICO scores of 661 or higher for periods prior to 2019. (c) RSA/ALR refers to Retail Share Arrangements as a percentage of Average Loan Receivables; NCO/ALR refers to Net Charge-Offs as a percentage of Average Loan Receivables; Prime & Super Prime /EOP refers to Prime & Super Prime loan receivables as a percentage of total Period-end Loan Receivables; RSA/Purchase Volume refers to Retailer Share Arrangements as a percentage of Purchase Volume. 4Q'22 Business Highlights (b) Dual Card / Co-Brand metrics shown above are consumer only and excludes amounts related to portfolios that were sold in 2Q’22. (c) New Accounts represent accounts that were approved in the respective period, in millions. (d) Purchase Volume per Account is calculated as total Purchase volume divided by Average active accounts, in $. (e) Average Balance per Account is calculated as the Average loan receivables divided by Average active accounts, in $. Platform Results (a) Accounts represent average active accounts in millions, which are credit card or installment loan accounts on which there has been a purchase, payment or outstanding balance in the current month. Purchase volume $ in billions and Interest and fees on loans $ in millions. Net Interest Income (a) Payment rate is calculated as customer payments divided by beginning of period loan receivables and excludes loan receivables and payments related to portfolios that were sold in 2Q’22. Other Expense (a) Other expense divided by sum of Net interest income plus Other income less Retailer share arrangements (RSA). Funding, Capital and Liquidity (a) Does not include unencumbered assets in the Bank that could be pledged. (b) Capital ratios reflect election to delay an estimate of CECL’s effect on regulatory capital for two years in accordance with the interim final rule issued by U.S. banking agencies in March 2020. CET1, Tier 1, and Total Capital Ratio are on a Transition basis.

16 Gain on Sale Re-Investment 2Q’22 3Q’22 4Q’22 Total Gain on Sale from conveyance of HFS portfolios $120 $120 Marketing / Growth Investments: RSA* 10 Other Income - loyalty program costs 8 1 Other Expense 38 27 12 Site Strategy Costs: Other Expense 24 Total Expense $80 $28 $12 $120 EPS benefit (impact) $0.06 $(0.05) $(0.02) *Reimbursement of growth initiatives related to value proposition launch The following table sets forth the details of impacts of the gain on sale $ in millions, except per share statistics

17 Non-GAAP Reconciliation The following table sets forth the components of our Core key metrics for the periods indicated below. $ and accounts in millions Quarter Ended December 31, Total 2021 2022 Loan receivables $80,740 $92,470 Less: Gap and BP Loan receivables (278) (98) Core Loan receivables $80,462 $92,372 Purchase volume $47,072 $47,923 Less: Gap and BP Purchase volume (4,032) — Core Purchase volume $43,040 $47,923 Average active accounts 69.4 68.4 Less: Gap and BP Average active accounts 6.0 0.1 Core Average active accounts 63.4 68.3 New Accounts 7.3 6.4 Less: Gap and BP New Accounts (0.7) — Core New Accounts 6.6 6.4

18 Non-GAAP Reconciliation Continued The following table sets forth the components of our Tier 1 Capital + Reserves ratio for the periods indicated below. $ in millions At December 31, Total 2021 2022 Tier 1 Capital $ 14,003 $ 12,493 Less: CECL transition adjustment (2,292) (1,719) Tier 1 capital (CECL fully phased-in) $ 11,711 $ 10,774 Add: Allowance for credit losses 8,688 9,527 Tier 1 capital (CECL fully phased-in) plus Reserves for credit losses $ 20,399 $ 20,301 Risk-weighted assets $ 84,950 $ 91,596 Less: CECL transition adjustment (1,353) (870) Risk-weighted assets (CECL fully phased-in) $ 83,597 $ 90,726

19 Non-GAAP Reconciliation Continued The following table sets forth the components of our Tangible common equity $ in millions At December 31, Total 2021 2022 GAAP Total Equity $13,655 $12,873 Less: Preferred Stock (734) (734) Less: Goodwill (1,105) (1,105) Less: Intangible assets, net (1,168) (1,287) Tangible common equity $10,648 $9,747

20 Non-GAAP Reconciliation Continued The following table sets forth a reconciliation between GAAP results and non-GAAP managed-basis results for 2009 $ in millions Year ended December 31, 2009 Net charge-offs as a % of average loan receivables, including held for sale: GAAP 11.26 % Securitization adjustments (0.59) % Managed basis 10.67 % Net interest income as a % of average loan receivables, including held for sale: GAAP 16.21 % Securitization adjustments 1.44 % Managed basis 17.65 % Retailer share arrangements as a % of average loan receivables, including held for GAAP 3.40 % Securitization adjustments (1.80) % Managed basis 1.60 % Average loan receivables GAAP $23,485 Securitization adjustments 23,181 Managed basis $46,666 End of period loans GAAP $22,912 Securitization adjustments 23,964 Managed basis $46,876